EXHIBIT 32

Certification
Pursuant To Section 906 of the Sarbanes-Oxley Act Of 2002
(Subsections (A) And (B) Of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Majesco Entertainment Company and Subsidiary (the ‘‘Company’’), do hereby certify, to such officers’ knowledge, that:

The Quarterly Report on Form 10-Q for the period ending July 31, 2007 (the ‘‘Form 10-Q’’) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2007

/s/ Jesse Sutton
Title: Interim Chief Executive Officer
(Principal Executive Officer)

/s/ John Gross
Title: Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.